--------------------------------------------------------------------------------
                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement
[_]   Confidential of Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to (S)  240.14a-11(c) or (S)  240.14a-12


                          BAY BANKS OF VIRGINIA, INC.
                          ---------------------------
                (Name of Registrant as Specified in Its Charter)


                          BAY BANKS OF VIRGINIA, INC.
                          ---------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

          _____________________________________________________________________
      2)  Aggregate number of securities to which transaction applies

          _____________________________________________________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

          _____________________________________________________________________
      4)  Proposed maximum aggregate value of transaction:

          _____________________________________________________________________
      5)  Total fee paid:

          _____________________________________________________________________


[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:  ___________________________________________
      2)  Form Schedule or Registration Statement No.:  ______________________
      3)  Filing Party:  _____________________________________________________
      4)  Date Filed:  _______________________________________________________

--------------------------------------------------------------------------------

                           [use Bay Banks letterhead]



                                 April 16, 2001


Dear Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. on May 21, 2001, at 1:00 p.m., at Indian Creek Yacht & Country Club, Kilmarnock, Virginia. We would be pleased to have you as our guest for a buffet luncheon starting at 12:00 p.m. If you wish to attend, please indicate this on the luncheon reservation card that is enclosed. This will allow us to have an accurate count of those joining us for the luncheon.

     The primary business of the meeting will be the election of three directors of the Company and the ratification of the appointment of independent auditors, as more fully explained in the accompanying proxy statement.

     During the meeting, we also will report to you on the condition and performance of the Company and its subsidiaries, the Bank of Lancaster and Bay Trust Company. You will have an opportunity to question management on matters that affect the interests of all stockholders.

     We hope you can join us for the luncheon and attend the Annual Meeting on May 21st. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope. Your vote is
                                                                 ------------
important.
---------

     Thank you for your interest in the Company's affairs. As always, we are most grateful for your continuing support of Bay Banks of Virginia.


                                  Sincerely,


       /s/ Ammon G. Dunton, Jr.          /s/ Austin L. Roberts, III
       -------------------------         ---------------------------
       Ammon G. Dunton, Jr.              Austin L. Roberts, III
       Chairman of the Board             President and Chief Executive Officer

                          Bay Banks of Virginia, Inc.
                             100 South Main Street
                           Kilmarnock, Virginia 22482


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 21, 2001

To Our Stockholders:

     The Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. (the "Company") will be held at Indian Creek Yacht & Country Club, Kilmarnock, Virginia, on May 21, 2001 at 1:00 p.m. for the following purposes:

     1. To elect two (2) Class III directors to serve for a three-year term and one (1) Class I director to serve for a one-year term;

     2. To ratify the selection of Eggleston Smith P.C., independent certified public accountants, as auditors of the Company for the year ending December 31, 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 6, 2001 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.


                                   By Order of the Board of Directors



                                   /s/ Hazel S. Farmer
                                   -----------------------
                                   Hazel S. Farmer
                                   Corporate Secretary

April 16, 2001


       PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR
                   NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                          Bay Banks of Virginia, Inc.
                               100 S. Main Street
                           Kilmarnock, Virginia 22482

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 21, 2001

                                    GENERAL

          The enclosed proxy is solicited by the Board of Directors of Bay Banks of Virginia, Inc. (the "Company") the holding company for the Bank of Lancaster and Bay Trust Company (together the "Subsidiaries") for its Annual Meeting of Stockholders to be held on Monday, May 21, 2001, at the time and place and for the purpose set forth in the accompanying Notice of the Annual Meeting or any adjournment thereof. The approximate mailing date of this Proxy Statement and accompanying proxy is April 16, 2001.

Revocation and Voting of Proxies

          Execution of a proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A stockholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights and Solicitation

          Only stockholders of record at the close of business on April 6, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote on April 6, 2001 was 1,163,920. The Company has no other class of stock outstanding. A 60% majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business.

          Each share of common stock entitles the recordholder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

          The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary may be made in person, by telephone, or special letter by officers and regular employees of the Company, acting without compensation other than regular compensation.

Principal Stockholders

          The only beneficial owner of 5% or more of the outstanding common stock of the Company is the Bay Banks of Virginia Employee Stock Ownership Trust (the "Trust") which owns 65,528 shares, or 5.6%, of the Company's common stock. The Trust was established pursuant to the Company's Employee Stock Ownership Plan ("ESOP"). Three members of the Board of Directors of the Bank of Lancaster (the "Bank") are trustees of the ESOP. As of April 6, 2001, all shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as to those shares for which instructions are given.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

          The Company's Board is divided into three classes (I, II and III).
The term of office for Class III directors will expire at the Annual Meeting and the nominees to serve as Class III directors are set forth below. Each of the Class III nominees currently serves as a director of the Company. If elected, the nominees will serve until the Annual Meeting of Stockholders held in 2004.

          The Board has also nominated A. Wayne Saunders to serve as a Class I director. Mr. Saunders was appointed to the Company's Board on December 19, 2000 and currently serves as director of the Company and the Bank. If elected, Mr. Saunders will serve until the Annual Meeting of Stockholders held in 2002.

          The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any of the persons named as nominees below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

          The Board of Directors recommends that stockholders vote for the three nominees set forth below. The three nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

                                         Bank              Company
                                         Since              Since              Principal Occupation
           Name (Age)                  Director           Director            During Past Five Years
           ----------                  ---------          --------            ----------------------
Class III (Nominees for Election):

William A. Creager (68)                  1994                1997        Chairman of Bay Trust Company; Former
                                                                         President and Chairman of Capital Systems
                                                                         Group (a professional services and
                                                                         information systems company), Rockville, MD

Ammon G. Dunton, Jr. (65)                1977                1997        Chairman of the Board of the Company and the
                                                                         Bank; Attorney, Senior Partner of Dunton,
                                                                         Simmons & Dunton, White Stone, VA

Class I (Nominee for Election):

A. Wayne Saunders (64)                   1992                2000        Secretary and Treasurer of MDAssociates
                                                                         (medical billing), Kilmarnock, VA, and
                                                                         retired Certified Public Accountant

Other Directors Not Standing For Re-election At This Time:


                                       Bank         Company
                                       Director     Director              Principal Occupation
     Name (Age)                        Since        Since                 During Past Five Years
    -----------                      ----------    ---------              -----------------------
Class I (Director Serving Until the 2002 Annual Meeting):

Austin L. Roberts, III (54)             1990         1997            President and Chief Executive Officer of the
                                                                     Company and the Bank

Class II (Directors Serving Until the 2002 Annual Meeting):

Weston F. Conley, Jr. (66)              1979         1997            Chairman of RCV Seafood Corporation (seafood
                                                                     processor and wholesaler), Morattico, VA

Thomas A. Gosse (54)                    1994         1997            President and Chief Executive Officer since
                                                                     1997 of Northern Neck Insurance Company,
                                                                     Irvington, VA; formerly a principal in the
                                                                     accounting firm of Braun, Dehnert, Clarke & Co.,
                                                                     P.C., Irvington, VA

Board Committees and Attendance

          During 2000 there were seven meetings of the Board of Directors. Each director attended at least 75% of all meetings of the Board and applicable committee meetings. The voting members of the Audit Committee consist of the non-employee directors of the Company. The Nominating Committee consists of all directors of the Company.

Directors' Compensation

          Non-employee directors of the Company receive $200 for each meeting of the Company's Board of Directors. Directors who are employees of the Company and Bank are not compensated for attendance at Board or Committee meetings. The Chairman of the Board, Mr. Ammon G. Dunton, Jr., is a Company and Bank employee. As an employee, he received $35,000 in compensation in 2000, but received no annual retainer or Board or committee attendance fees from the Company or its subsidiaries.

       In accordance with the 1998 Non-Employee Directors Stock Option Plan approved by stockholders at the 1998 annual meeting, each of the twelve non-employee directors of the Company and its subsidiaries were granted in May 2000 stock options for 250 shares of the Company's common stock at its then fair market value. This plan, which reserves a total of 25,000 shares of common stock of the Company, provides that each non-employee director of the Company and its subsidiaries is eligible to receive a stock option grant for 250 shares in May of each year during the term of the plan.

                       OWNERSHIP OF COMPANY COMMON STOCK

          The following table sets forth, as of April 6, 2001, certain information with respect to the beneficial ownership of Company common stock held by each director and nominee, and by the directors and all executive officers as a group.

                                                                       Amount and Nature of               Percent
  Name                                                               Beneficial Ownership (1)             of Class
 ------                                                            --------------------------------       --------
     William A. Creager..................................                    3,150  (2) (3)                  (4)
     Weston F. Conley, Jr................................                   27,901  (2) (3)                 2.4 %
     Ammon G. Dunton, Jr.................................                   35,483  (2) (5)                 3.0 %
     Thomas A. Gosse.....................................                    2,450  (3)                      (4)
     Austin L. Roberts, III..............................                   13,032  (2) (5)                 1.0 %
     A. Wayne Saunders...................................                    1,269  (3)                      (4)
     All directors and executive officers as a group.....                  148,798  (5)                    12.8 %

_______________________
(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.
(2) Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Creager, 400 shares; Mr. Conley, 5,708 shares; Mr. Dunton, 17,442 shares; and Mr. Roberts, 1,000 shares.
(3) Includes 750 shares that may be acquired pursuant to currently exercisable stock options granted under the 1998 Non-Employee Directors Stock Option Plan.
(4) Represents less than 1% of Company common stock.
(5) Includes shares that may be acquired pursuant to currently exercisable stock options, as follows: 1,253 shares by Mr. Dunton; 8,857 shares by Mr. Roberts; and 15,000 shares that may be acquired by all executive officers and non-employee directors of the Company as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

    Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in Company common stock. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during 2000.

                            EXECUTIVE COMPENSATION

    No officer receives compensation from the Company. All compensation is paid through the Bank and Bay Trust Company.

    The following table presents compensation information on the President and Chief Executive Officer of the Company and the Bank, and the former Treasurer of the Company and President of Bay Trust Company. No other executive officers of the Company or Bank earned over $100,000 in 2000.

                          Summary Compensation Table

                                                                              Long-Term
                                                                            Compensation
                                                                         -----------------
                                                                             Securities
         Name and                          Annual Compensation (1)           Underlying              All Other
                                     ---------------------------------
    Principal Position         Year       Salary           Bonus             Options (2)         Compensation (3)
   --------------------     ----------  ---------       -----------         ------------         ----------------
Austin L. Roberts, III         2000      $145,000           --                 3,000                 $7,839
 President/Chief               1999       135,000           --                   563                  8,006
 Executive Officer             1998       135,000           --                   844                  8,242

Paul T. Sciacchitano(4)        2000      $118,000           --                 1,750                 $6,110
 Former Treasurer of           1999       111,500           --                 1,013                  6,328
 the Company; Former           1998       105,000           --                   844                  6,282
 President of Bay Trust
 Company

__________________
(1) The named officers did not receive perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of their respective salaries and bonuses.
(2) The Company's stock option plan does not permit the granting of restricted stock awards or stock appreciation rights, and it is the Company's only stock- based long-term compensation plan currently in effect in which employees may participate.
(3) These amounts represent Company contributions allocated under the Bank's 401(k) plan and the ESOP, respectively, to the named officers for 2000 in the following amounts: Austin L. Roberts, III, $3,007 and $4,832; and Paul
    T. Sciacchitano, $2,176 and $3,934.
(4) Mr. Sciacchitano resigned from the Company and the Subsidiaries in December 2000.

Stock Option Grants in 2000

       The Company's stock option plan provides for the granting of incentive stock options to executive officers and key employees of the Company and its subsidiaries. The following table provides certain information concerning stock options granted during 2000 to Messrs. Roberts and Sciacchitano .


                                               Individual Grants
                       ---------------------------------------------------------------
                                             Percent of
                            Number of          Total
                             Shares           Options
                           Underlying       Granted to       Exercise                             Potential
                             Options         Employees       Price per     Expiration        Realizable Value (2)
                                                                                             --------------------
Name                      Granted (1)        in 2000         Share          Date             5%              10%
----                     -------------     ------------   ------------  -------------        ---             ---
Austin L. Roberts, III       3,000             20%           $30.00        04/19/10         $56,601         $143,437
Paul T. Sciacchitano (3)     1,750             12%           $30.00        04/19/10         $33,017         $ 83,671

_____________________
(1) The option grant is subject to certain performance criteria being achieved. As of this date, there has not been a determination whether the granted options have been earned.
(2) Potential realizable value at the assumed annual rates of stock price appreciation based on actual option term (10 years) and annual compounding.
(3)  Former executive officer.

Stock Option Exercises in 2000 and Year-end Option Values

  The following table shows certain information with respect to the number and value of unexercised options at year-end. During 2000, Mr. Sciacchitano exercised stock options as indicated in the following table.

                                                                 Number of                          Value of
                          Number of                          Shares Underlying                     Unexercised
                           Shares                               Unexercised                       In-the-Money
                          Acquired                              Options at                         Options at
                             On           Value              December 31, 2000                December 31, 2000 (1)
                                                         -----------------------             -----------------------
Name                      Exercise       Realized       Exercisable     Unexercisable     Exercisable      Unexercisable
-----                    -------------  ------------  --------------  -----------------  --------------  -----------------
Austin L. Roberts, III      - 0 -              --          11,857          3,000            $228,470          $16,500
Paul T. Sciacchitano (2)    2,000         $33,000           1,750            - 0 -          $ 32,375               --

__________________
(1) Calculated by subtracting the exercise price from the fair market value of the stock at December 31, 2000.
(2)  Former executive officer.

Benefit Plans

       Pension Plan. The Company has a non-contributory defined benefit pension plan (the "Pension Plan") which covers substantially all salaried employees who have reached the age of twenty-one and who have completed one year of service. The normal retirement age is 65, but participants may elect early retirement at 55 after 10 years of service at reduced levels of benefits and disability retirement after 10 years of service at full levels of benefits. Vesting is 100% after 5 years of service.

       The following table provides information concerning estimated annual benefits that are payable to covered employees at normal retirement age under the terms of the Pension Plan, based on the compensation and years of service classifications specified below. The plan benefits shown in the table are computed on the basis of a straight life annuity beginning at age 65.


          Average                        Years of Service
                       --------------------------------------------------------
       Compensation       15        20          25           30            35
       ------------       --        --          --           --            --

        $ 25,000       $ 3,750   $ 5,000     $ 6,250      $ 6,250       $ 6,250
          50,000         9,143    12,190      15,238       15,238        15,238
          75,000        15,705    20,940      26,175       26,175        26,175
         100,000        22,268    29,690      37,113       37,113        37,113
         125,000        28,830    38,440      48,050       48,050        48,080
         150,000        35,393    47,190      58,988       58,988        58,988
         160,000        40,643    54,190      67,738       67,738        67,738

       The remuneration covered by the Pension Plan is an employee's "final average earnings" which, under the terms of the Pension Plan is defined to be the average of the highest five consecutive calendar years of base salary (reported as "Salary" in the Summary Compensation Table above) earned by the employee during the ten calendar years prior to his or her date of retirement, termination, disability or death. A participant's monthly retirement benefit (if they have twenty-five years of credited service at their normal retirement date) is 25% of their final average pay, plus an additional 18.75% if their pay is in excess of the participant's Social Security covered pay. The Social Security covered pay is the average pay of the participant's working lifetime prior to the year the participant attains his or her Social Security retirement age. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms at the election of the participant.

       Based on current compensation and assuming retirement at the normal retirement age of 65, it is estimated that the annual retirement benefit for Mr. Roberts will be $42,964.39. The final average earnings and the respective years of service as of October 1, 2000 for Mr. Roberts were $131,762 and ten years, respectively.

       401(k) Plan. The Subsidiaries have a contributory 401(k) plan. All salaried employees are eligible to participate after having worked six months consecutively, and there is no age requirement. Participants may elect to defer between 1% to 15% of their base compensation which will be contributed to the plan, providing the amount deferred does not exceed the dollar maximum election deferral for each year. The Subsidiaries' match is 100% up to a 2% deferral; the Subsidiaries will provide a 25% match on employee contributions between 2% and 4% of salary. Under the plan, an employee is vested in a Subsidiary's contribution by 20% after three years and 20% each year thereafter for the next four years of service. If an employee leaves prior to the three-year period, he or she forfeits any accrued match contribution.

       Distributions to participants are made at death, retirement or other termination of employment in a lump sum payment. The plan permits certain in-service withdrawals. Normal retirement age is considered sixty-five; early retirement is considered at fifty-five with ten years of vested service; disability retirement has no age requirements but a service requirement of ten years of vested service.

       Stock Option Plan. The Company has two incentive stock option plans for employees, the 1985 plan (which has expired, but certain options granted thereunder are still exercisable) and the 1994 plan. The 1994 plan provides for the award of incentive stock options to key employees of the Bank and as of January 1, 2000 to the employees of Bay Trust Company, as selected by the Compensation Committee. The Compensation Committee of the Company makes awards under the plan and fixes the terms and conditions of each award pursuant to a separate agreement entered into with each optionee. The price of shares of stock to be issued upon the exercise of options is 100% of the fair market value on the date of the award. The option is not exercisable after the expiration of ten years from the date such option is granted. An option is not transferable by a person to whom it is granted other than by will or the laws of descent and distribution.

       Under the 1985 plan, accounting for two 10% stock dividends and a 2-for-1 split, 31,080 shares were reserved and options covering all such shares have been granted or exercised. Under the 1994 plan, 75,000 shares have been reserved, and options covering 48,510 shares have been granted.

       Employee Stock Ownership Plan (ESOP). The ESOP is a non-contributory plan supported by annual contributions made at the discretion of the Company's Board of Directors. The ESOP is a stock bonus plan qualified under Section 401(a) of the Internal Revenue Code and an employee ownership plan under Section 4975(E)(7) of the Internal Revenue Code. Trustees and an administrative committee as appointed by the Chairman of Company's Board of Directors for the exclusive benefit of participants administer the ESOP. The ESOP is eligible to each Bank of Lancaster and Bay Trust Company employee over the age of twenty-one and credited with at least 1,000 hours of service for the plan year.

Report of the Board of Directors on Executive Compensation

       The following Report of the Board of Directors on Executive Compensation and the Performance Graph which follows shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise by deemed filed under such acts.

       This report is submitted by the Board of Directors of the Company, which is responsible for establishing and administering the Company's compensation policies and its incentive stock option plan.

       General Compensation Policy
       ---------------------------

       The Company's compensation policy for executive management is designed to achieve the following objectives: (a) to enhance business results of the Company and increase stockholder value by aligning closely the financial interests of its officers with those of its stockholders; (b) to reward executive management consistent with the Company's annual performance goals; (c) to recognize individual initiative, leadership and achievement; and (d) to provide competitive compensation that will attract and retain qualified corporate officers and key employees.

       Executive Officer Compensation Programs
       ---------------------------------------

       The compensation program for executive management consists of up to four elements: (1) base salary, which is set on an annual basis; (2) a cash incentive based on the achievement of performance goals established by the Compensation Committee; (3) incentive stock options; and (4) participation in the Company's ESOP program.

       The Board of Directors determines general salary and benefit policies and procedures. The Board uses market studies and published compensation data to review competitive rates of pay, to establish salary ranges, and to arrive at base salary levels. The Board approves base salaries at levels competitive with amounts paid to executives with comparable qualifications, experience and responsibilities after comparing salary information of similar sized banks as provided by the Virginia Bankers Association's Salary Survey of Virginia Banks and other compensation surveys. In addition, the Board considers the recent performance of the Company and assesses the executive's past performance and its expectation as to future contributions in leading the Company.

       Compensation for the officers other than the Chairman and the President and Chief Executive Officer is determined by the Board of Directors based on the recommendation of the President and Chief Executive Officer, which is reviewed and affirmed by the Compensation Committee.

       The Board uses a subjective approach to the determination of compensation based on the factors noted above. Except concerning incentive stock options, the Board does not rely on formulas or weights of specific factors. Neither the profitability of the Company nor the market value of its stock are directly utilized in computing an officer's base compensation. The Company's executive compensation program has substantially relied on base salary as its primary component.

       Incentive stock option grants are earned only if the Compensation Committee determines that the objectives set forth in the option plan document are achieved by a specified date. The objective of these options is to create a link between officer compensation and Company performance. In determining the appropriate level of stock-based allotments, the Committee considers the officer's contribution toward the Company's performance. To encourage growth in stockholder value, incentive stock options are granted to all officers who are in a position and have a responsibility to make a substantial contribution to the long-term success of the Company. The Board believes this focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

       During 1999, 3,000 shares were granted to Mr. Roberts, of which 563 were earned. Mr. Sciacchitano was granted 1,500 in 1999, and earned 1,013 of the granted shares.

       Chief Executive Officer Compensation
       ------------------------------------

       The compensation paid for 2000 to the Chief Executive Officer of the Company and the Bank, Austin L. Roberts, III, reflects the considered judgement of the Board embracing the policy and process described previously. The Board reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data to other community banks' senior executives and the Board's assessment of his past performance and its expectation as to his future contribution in leading the Company. A salary increase of $10,000 was granted for 2000. The Compensation Committee, also, establishes the criteria that would give rise to a cash incentive, and the conditions under which incentive stock options might be earned.

Respectfully submitted:

William A Creager             Weston F. Conley, Jr.
Ammon G. Dunton, Jr.          Thomas A. Gosse
Austin L. Roberts, III        A. Wayne Saunders

Compensation Committee Interlocks and Insider Participation

       During 2000 and up to the present time, there were transactions between the Bank and certain members of the Company's Board of Directors, or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features.

       The only members of the Board who served as an officer or employee of the Company or any of its affiliates during 2000 are: Ammon G. Dunton, Jr., Chairman of the Board of the Company and the Bank; and Austin L. Roberts, III, President and Chief Executive Officer of the Company and the Bank, and William A. Creager, Chairman of Bay Trust Company.

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on the Nasdaq Stock Market Index and the Carson Medlin Independent Bank Index for the five year period ended December 31, 2000, assuming that an investment of $100 was made on December 31, 1995 and that dividends were reinvested. The Independent Bank Index is provided by the Carson Medlin Company. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's common stock.

                                [GRAPH APPEARS]

                                        1995   1996   1997   1998   1999   2000
                                        ----   ----   ----   ----   ----   ----
BAY BANKS OF VIRGINIA, INC.            $ 100  $ 133  $ 165  $ 207  $ 247  $ 236
INDEPENDENT BANK INDEX                   100    128    193    204    185    191
NASDAQ INDEX                             100    123    151    213    395    238

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Bank of Lancaster oversees the Company's financial reporting process on behalf of the Board of Directors of the Company, which also acts as the Audit Committee of Bay Banks of Virginia. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee of the Bank of Lancaster reviewed the audited financial statements for the Annual Report with management, and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements. The Audit Committee of the Bank of Lancaster reported its' activities, recommendations, and conclusions to the Board of Directors of the Company five times during 2000.

     The Bank's Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those described in Auditing Standards No. 61 (Communication with Audit/Personnel Committees). The Bank's Audit Committee has received from the independent auditors the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the auditors' independence.

     The Audit Committee of the Bank of Lancaster discussed with the Company's independent auditors the overall scope and plans for their audit. The Bank's Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Bank's Audit Committee held five meetings during the fiscal year ended December 31, 2000.

     In reliance on the reviews and discussions referred to above, the Bank's Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee has also recommended the selection of the Company's independent auditors.

 Weston F. Conley,       Audit Committee Chair
 William A. Creager,     Audit Committee Member
 Ammon G. Dunton, Jr.    Audit Committee Member
 Thomas A. Gosse,        Audit Committee Member
 Austin L. Roberts, III  Audit Committee Member
 A. Wayne Saunders,      Audit Committee Member

Audit Fees

       Eggleston Smith, P.C. billed the Company $42,483 for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended December 31, 2000 and reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

Financial Information System Design and Implementation Fees

     Eggleston Smith, P.C. rendered no professional services for the year ended December 31, 2000 with respect to financial information systems design and implementation.

All Other Fees

       Eggleston Smith, P.C. billed the Company $1,915 for all services rendered other than those set forth above for the year ended December 31, 2000. The Audit Committee of the Bank of Lancaster has considered whether the provision of these services is compatible with maintaining the accounting firm's independence.

            PROPOSAL TWO - RATIFICATION OF SELECTION OF ACCOUNTANTS

       On the recommendation of the Audit Committee, the Board of Directors has appointed Eggleston Smith P.C., certified public accountants, as the Company's independent auditors for 2001, subject to ratification of the stockholders. Eggleston Smith, P.C. rendered audit services to the Company during 2000. These services consisted primarily of the examination and audit of the institution's financial statements, tax reporting assistance, and other audit and accounting matters. Stockholders are requested to ratify the selection by vote at the Annual Meeting.

       Representatives of Eggleston Smith, P.C. are expected to be present at the Annual Meeting and are expected to be available to respond to your questions during and after the meeting.

                           RELATED PARTY TRANSACTIONS

       Some of the Company directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and loan commitments to them were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. It is the policy of the Bank to provide loans to officers who are not executive officers and to employees at more favorable rates than those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

       The law firm of Dunton, Simmons & Dunton serves as legal counsel to the Company, the Bank of Lancaster and Bay Trust Company. Mr. Ammon G. Dunton, Jr., is a senior member of the firm.

       None of the directors serves as a director of any other publicly-held company.

                                 OTHER MATTERS

General

       On December 19, 2000, the Board of Directors, acting pursuant to the authority granted to it by Article VIII of the Company's By-Laws, approved an amendment to Article V, Section 3, Audit Committee of the By-Laws. Section 3
                                   ---------------
was amended in its entirety as follows:

     Section 3.  Audit Committee.  The Board of Directors shall elect an Audit
                 ----------------
Committee consisting of at least three independent directors, who shall have the responsibility for seeing that the corporation is audited regularly. The Committee shall elect its chairman. The voting members of the Committee shall consist of non-employee directors. Non-employee directors of the committee must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a

Committee member. The Chairman, President and the Bank of Lancaster's Internal Auditor may attend meetings of the Audit Committee, at the pleasure of the Committee. The Audit Committee shall make periodic reports to the Board of Directors. Such reports shall state whether adequate internal audit controls and procedures are being maintained for the corporation and its subsidiaries and shall recommend to the Board of Directors such changes in the matter of audit controls and procedures as the Committee deems advisable. These responsibilities may, in part or in whole, and from time to time, be delegated to the Audit Committee of the Bank of Lancaster provided that full reports of that Committee's deliberations are made to the Audit Committee of the corporation and at least one member of the Audit Committee of the corporation is in attendance at each meeting of the Audit Committee of the Bank of Lancaster.

Before the amendment, the section read as follows:

     Section 3.  Audit Committee.  There shall be an Audit Committee composed of
                 ----------------
the Auditor (if one shall be elected) and not less than three (3) directors, elected by the Board of Directors, who shall have the responsibility of seeing that the Corporation and its subsidiaries are audited regularly. It shall make periodic reports to the Board of Directors. Such report shall state whether adequate internal audit controls and procedures are being maintained and shall recommend to the Board of Directors such changes in the manner of audit controls and procedures as the Committee deems advisable.

     Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

                             STOCKHOLDER PROPOSALS

       The Company's By-Laws provide that, in addition to any other applicable requirements, for business (including stockholder nominations of Director candidates) to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary of the Company no later than 120 days before the date of the anniversary of the immediately preceding annual meeting. As to each matter, the notice must comply with certain informational requirements set forth in the By-Laws. These requirements are separate and apart from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet to have a proposal included in the Company's proxy materials. To be considered for inclusion in the Company's proxy materials relating to the 2002 Annual Meeting of Stockholders under SEC rules, stockholder proposals must be received by the Secretary of the Company no later than December 17, 2001. Stockholder proposals should be addressed to Corporate Secretary, Bay Banks of Virginia, Inc., 100 S. Main Street, P.O. Box 1869, Kilmarnock, Virginia 22482.

       The 2002 Annual Meeting of Stockholders is scheduled for Monday, May 20, 2002.

                          ANNUAL REPORT ON FORM 10-K

       A copy of the Company's Annual Report on Form 10-K for 2000, excluding exhibits, as filed with the Securities and Exchange Commission can be obtained without charge by writing to Richard C. Abbott, Treasurer, Bay Banks of Virginia, Inc., P. O. Box 1869, Kilmarnock, Virginia 22482.

                          BAY BANKS OF VIRGINIA, INC.
          This Proxy is solicited on behalf of the Board of Directors

     The undersigned, revoking all prior proxies, hereby appoints Ammon G. Dunton, Jr. and Austin L. Roberts, III, or either of them, as proxies with full power of substitution to represent the undersigned and vote, as designated below, all the shares of common stock of Bay Banks of Virginia, Inc. held of record by the undersigned on April 6, 2001, at the Annual Meeting of Stockholders to be held on May 21, 2001, at 1:00 p.m. at the Indian Creek Yacht and Country Club, Kilmarnock, Virginia, or any adjournment thereof, on each of the following matters:

1. To elect directors to serve for the terms which expiring at the annual meetings of stockholders in 2002 (Class I) and 2004 (Class III) respectively:

     [_]  FOR all Nominees listed below               [_]   WITHHOLD AUTHORITY to vote
          (except as marked to the                          for those indicated below
          contrary below)


     Class I:       A. Wayne Saunders

      Class III:    William A. Creager                      Ammon G. Dunton, Jr.

     NOTE:          You may line through the name of any individual nominee for whom you wish to withhold your vote.

2. To ratify the selection by the Board of Directors of Eggleston Smith, P.C., independent certified public accountants, as auditors of the Company for 2001.

          [_]     FOR           [_]    AGAINST           [_]      ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Board of Directors has not been notified of any such matters.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" each proposal. All joint owners MUST sign.

     Please sign exactly as your name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                           ___________________________________
                                           Signature


                                           ___________________________________
                                           Signature (if jointly owned)

                                           Dated:____________________, 2001

     Please mark, sign, date and return this Proxy promptly in the enclosed envelope.